Exhibit (a)(1)(vii)
AMENDED AND RESTATED LETTER OF TRANSMITTAL
     THIS FORM SHOULD BE COMPLETED, SIGNED AND SENT TOGETHER WITH ALL OTHER DOCUMENTS, INCLUDING YOUR CERTIFICATES FOR NOTES (AS DEFINED HEREIN), TO AMERICAN STOCK TRANSFER & TRUST COMPANY (THE “DEPOSITARY”) AT ONE OF THE ADDRESSES SET FORTH BELOW. DELIVERY OF THIS AMENDED AND RESTATED LETTER OF TRANSMITTAL OR OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH BELOW DOES NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO FINISAR CORPORATION (THE “COMPANY”), PIPER JAFFRAY & CO. (THE “FINANCIAL ADVISOR”) OR MACKENZIE PARTNERS, INC. (THE “INFORMATION AGENT”) WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE DEPOSITORY TRUST COMPANY (“DTC”) WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

If delivering by mail:	If delivering by hand or courier:

American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219
For assistance call (877) 248-6417 or (718) 921-8317
THE EXCHANGE OFFERS HAVE BEEN AMENDED AND RESTATED.
THE EXCHANGE OFFERS AND WITHDRAWAL RIGHTS
WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON THURSDAY, AUGUST 6, 2009,
UNLESS THE EXCHANGE OFFERS ARE EXTENDED.
Pursuant to the Offer to Exchange Shares of Common Stock and Cash
for up to $95,000,000 Aggregate Principal Amount of Outstanding Convertible Notes of
Finisar Corporation described in the Table Below (collectively, the “Notes”)
for Exchange Consideration not Greater than $870
nor Less than $820 per $1,000 Principal Amount of Notes,
Plus Accrued and Unpaid Interest Thereon to be Paid in Cash

Outstanding
Principal Amount	Title of Securities	CUSIP	Maturity
$50,000,000	2 1/2% Convertible Subordinated Notes due 2010	31787AAF8	October 15, 2010
$92,000,000	2 1/2% Convertible Senior Subordinated Notes due 2010	31787AAG6 & 31787AAH4	October 12, 2010
     All capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to them in the Amended and Restated Offer to Exchange, dated as of July 16, 2009 (as amended or supplemented from time to time, the “Offer to Exchange”). The instructions contained herein and in the Offer to Exchange should be read carefully before completing this Amended and Restated Letter of Transmittal (as amended or supplemented from time to time, the “Letter of Transmittal”).
     List below the Notes to which this Letter of Transmittal relates and either (a) specify the range of consideration (in multiples of $5 per $1,000 principal amount) not greater than $870 nor less than $820 per $1,000 principal amount at which the Notes are being tendered in the applicable Exchange Offer, or (b) do not specify the range of consideration, in which case, the Holder will accept the Exchange Consideration determined by the Company in the Exchange Offers. Each Holder of Notes should understand that not specifying the Exchange Consideration at which Notes are being tendered may have the effect of lowering the Exchange Consideration for the applicable Exchange Offer, and could result in such Holder’s Notes being exchanged for minimum Exchange Consideration of $820 per $1,000 principal amount. If the space provided below is inadequate, list the certificate numbers, principal amounts and Exchange Consideration of the Notes being tendered on a separately executed schedule and affix the schedule to this Letter of Transmittal.
DESCRIPTION OF NOTES TENDERED
(See Instruction 4)

Name(s) and Address(es) of Registered
Holder(s)
(Please fill in blank)	CERTIFICATES ENCLOSED (attach signed list if necessary)
Value of Exchange Consideration per
			Principal	Principal	$1,000 Principal Amount
			Amount of	Amount of	in Increments of $5
		Certificate	Notes	Notes	(not greater than $870
	Series*	Number(s)	Represented	Tendered**	or less than $820) ***

Indicate in this box the order (by certificate number) in which Notes of a series are to be exchanged in the event of proration. If you do not designate an order, in the event less than all Notes of the series tendered are exchanged due to proration, Notes of the series will be selected for exchange by the Depositary. Attach additional signed list if necessary.

1st:	2nd:

*	Enter the Series of Notes being tendered.

**	Unless otherwise indicated, it will be assumed that the entire aggregate principal amount represented by the Notes specified above is being tendered.

***	The value of Exchange Consideration must be in multiples of $5 per $1,000 principal amount, and not greater than $870 nor less than $820 per $1,000 principal amount in accordance with the terms of the Exchange Offers. Alternatively, if the Holder wishes to maximize the chance that the Company will exchange such Holder’s Notes, the Holder should refrain from specifying the value of Exchange Consideration at which the Holder is tendering, in which case, the Holder will accept the value of Exchange Consideration selected by the Company in the Exchange Offers. Each Holder of Notes should understand that not specifying the value at which the Notes are being tendered may have the effect of lowering the value of Exchange Consideration for Notes in the Exchange Offers and could result in such Holder’s Notes being exchanged at the minimum value of $820 per $1,000 principal amount.

     The names and addresses of the Holders should be printed exactly as they appear on the certificates representing Notes tendered hereby. The Notes and the principal amount of Notes represented that the undersigned wishes to tender should be indicated in the appropriate boxes.
     HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE THE EXCHANGE CONSIDERATION PER $1,000 PRINCIPAL AMOUNT OF NOTES PURSUANT TO THE EXCHANGE OFFERS MUST VALIDLY TENDER (AND NOT PROPERLY WITHDRAW) THEIR NOTES PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, AUGUST 6, 2009, UNLESS THE EXCHANGE OFFERS ARE EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

     YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 PROVIDED BELOW OR THE APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8.
     This Letter of Transmittal is to be used by Holders if certificates representing Notes are to be physically delivered to the Depositary herewith by Holders.
     The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offers.
     The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the Offer to Exchange and this Letter of Transmittal must be directed to the Financial Advisor or the Information Agent, in each case at the respective addresses and telephone numbers set forth on the back page of this Letter of Transmittal. See Instruction 10 below.
     Holders that are tendering by book-entry transfer to the Depositary’s account at DTC must execute the tender through the DTC Automated Tender Offer Program (“ATOP”), for which the Exchange Offers will be eligible. DTC participants that are accepting the Exchange Offers must transmit their acceptances to DTC, which will verify the acceptances and execute a book-entry delivery to the Depositary’s DTC account. DTC will then send an Agent’s Message to the Depositary for its acceptance. Such Holders are not required to submit a Letter of Transmittal.
CHECK HERE IF NOTES ARE BEING TENDERED PURSUANT TO THE AMENDED AND RESTATED NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING:

Name(s) of Registered Holder(s):

Window Ticket No. (if any):

Date of Execution of the Amended and Restated Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

If delivery is by book-entry transfer, give the following information:

Account Number of DTC:

Transaction Code Number:

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

To American Stock Transfer & Trust Company:
     The undersigned hereby tenders to the Company the above-described Notes upon the terms and subject to the conditions set forth in the Offer to Exchange and this Letter of Transmittal and the other related offering documents (which together, as they may be amended or supplemented from time to time, constitute the “Exchange Offers”), receipt of which is hereby acknowledged.
     Subject to and effective upon the acceptance for exchange of the Notes tendered with this Letter of Transmittal, the undersigned hereby (a) irrevocably sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the Notes that are being tendered hereby, waives any and all other rights with respect to such Notes (including, without limitation, any existing or past defaults and their consequences in respect of the Notes and the respective Indenture under which the Notes were issued), and releases and discharges the Company from any and all claims such Holders may have now, or may have in the future, arising out of, or related to, such Notes, including, without limitation, any claims that such Holder is entitled to receive additional principal or interest payments with respect to such Notes, to participate in any redemption or defeasance of the Notes or to be entitled to any of the benefits under the respective Indenture, and (b) irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Depositary also acts as the agent of the Company) with respect to such Notes, with full power of substitution and resubstitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (i) deliver certificates representing such Notes, or transfer ownership of such Notes, on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of, the Company, (ii) present such Notes for transfer on the security register for the Notes, and (iii) receive all benefits or otherwise exercise all rights of beneficial ownership of such Notes (except that the Depositary will not have the rights to, or control over, funds from the Company, except as agent of the Company, for the Exchange Consideration determined by the Company for any Notes tendered pursuant to the Exchange Offers that are exchanged by the Company), all in accordance with the terms of the Exchange Offers.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Notes tendered hereby, and that when such Notes are accepted for exchange by the Company, the Company will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby.
     All authority conferred or agreed to be conferred by this Letter of Transmittal shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter of Transmittal shall be binding upon the undersigned’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.
     The undersigned understands that the delivery and surrender of the Notes is not effective, and the risk of loss of the Notes does not pass to the Depositary, until receipt by the Depositary of this properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with all accompanying evidences of authority and any other required documents in form satisfactory to the Company or receipt of an Agent’s Message. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tendered Notes pursuant to any of the procedures described above and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Company, in its sole discretion, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders of any Notes determined by it not to be in proper form or if the acceptance of, or exchange for, such Notes may, based on the advice of the Company’s counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, to waive or amend any condition to the Exchange Offers that it is legally permitted to waive or amend and waive any defect or irregularity in any tender with respect to Notes of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. In the event that a condition is waived with respect to any particular Holder, the same condition will be waived with respect to all Holders. The Company’s interpretation of the terms and conditions of the Exchange Offers (including the Letter of Transmittal and the instructions thereto) will be final and binding.
     The undersigned further understands that:

     1. the valid tender of Notes pursuant to any of the procedures described in Section 6 of the Offer to Exchange and in the instructions to this Letter of Transmittal constitutes the undersigned’s acceptance of the terms and conditions of the Exchange Offer to which the Notes relate; the Company will be deemed to have accepted for exchange validly tendered Notes if, as and when the Company gives written notice thereof to the Depositary; the Company’s acceptance of the Notes will constitute a binding agreement between the undersigned and the Company on the terms and subject to the conditions of the Exchange Offer to which the Notes relate;
     2. it is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a person acting alone or in concert with others, directly or indirectly, to tender Notes for such person’s own account unless at the time of tender and at the Expiration Date such person has a “net long position” in (a) the Notes that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Notes for the purpose of tender to the Company within the period specified in the Exchange Offers, or (b) other securities immediately convertible into, exercisable for or exchangeable into Notes (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Notes by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the applicable Exchange Offer and will deliver or cause to be delivered such Notes so acquired for the purpose of tender to the Company within the period specified in the Exchange Offers. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Notes made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the tendering Holder’s representation and warranty to the Company that (x) such Holder has a “net long position” in Notes or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (y) such tender of Notes complies with Rule 14e-4. The Company’s acceptance for exchange of Notes tendered pursuant to the Exchange Offer to which the Notes relate will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions of the Exchange Offers;
     3. the Company will, under the “Modified Dutch Auction” procedure set forth in the Offer to Exchange, determine a single value of Exchange Consideration per $1,000 principal amount of Notes in each Exchange Offer, taking into account the total amount of Notes tendered and the range of possible consideration specified by tendering Note holders (each a “Holder” and together, “Holders”). The Company will determine the single value of Exchange Consideration in each Exchange Offer per $1,000 principal amount of Notes, which will be the lowest value not greater than $870 nor less than $820, with such value determined by the “Modified Dutch Auction” procedure described in the Offer to Exchange, plus accrued and unpaid interest to, but excluding, the settlement date payable in cash as described in the Offer to Exchange. The mix of Exchange Consideration will consist of (i) $525 in cash, and (ii) a number of shares of the Company’s Common Stock (“Common Stock”) with a value equal to the Exchange Consideration minus $525 (the “Common Stock Portion”, and such number of shares of Common Stock being the “Common Stock Consideration”). The number of shares of Common Stock received by Holders as part of the Exchange Consideration will equal the quotient obtained by dividing (x) the Common Stock Portion by (y) the average of the daily volume weighted average price of the Common Stock on the national securities exchange on which the Common Stock is listed or quoted for trading as reported by Bloomberg L.P. (based on a trading day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) for the 5 trading days from and including July 16, 2009 to and including July 22, 2009 (the “5-day VWAP”). The Company will announce the 5-day VWAP by press release prior to the opening of trading on July 23, 2009 and will file an amendment to the Schedule TO incorporating such announcement into the Offer to Exchange. The 5-day VWAP will be the same for each Exchange Offer. Accrued and unpaid interest on Notes validly tendered and not withdrawn, up to, but not including, the settlement date, will be paid in cash. All Notes exchanged in each Exchange Offer will be exchanged for the same Exchange Consideration as all other Notes in such Exchange Offer as determined by the Company for that Exchange Offer. Notes not accepted for exchange by the Company in the Exchange Offers will be returned to the tendering Holders at the Company’s expense promptly after the expiration of the Exchange Offers.
     Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Offer to Exchange. The description of the Exchange Offers in this letter is only a summary and is qualified in its entirety by all of the terms and conditions of the Exchange Offers set forth in the Offer to Exchange and this Letter of Transmittal;

     4. the value of the Exchange Consideration determined by the Company for each Exchange Offer will be the lowest value not greater than $870 nor less than $820 per $1,000 principal amount that will allow the Company to purchase up to $37,500,000 aggregate principal amount of Sub Notes or such lesser amount that is tendered and up to $57,500,000 aggregate principal amount of Senior Sub Notes, or such lesser amount that is validly tendered and not properly withdrawn;
     5. the Company reserves the right, in its sole discretion, to amend the Exchange Offers in any respect, subject to applicable law;
     6. tenders of Notes may be withdrawn or revoked by written notice of withdrawal or revocation received by the Depositary at any time on or prior to the Expiration Date, but the Exchange Consideration determined by the Company shall not be exchanged in respect of Notes so withdrawn;
     7. all Notes validly tendered on or prior to the Expiration Date at or below the Exchange Consideration determined by the Company and not properly withdrawn will be exchanged at the Exchange Consideration determined by the Company for such Exchange Offer, upon the terms and subject to the conditions of the Exchange Offers, including the proration procedures (because more than the amount of Notes sought are validly tendered);
     8. the Company will return at its expense all Notes it does not exchange, including Notes tendered at Exchange Consideration greater than the Exchange Consideration determined by the Company and not properly withdrawn and Notes not exchanged because of proration, promptly following the Expiration Date;
     9. under the circumstances set forth in the Offer to Exchange, the Company expressly reserves the right, in its sole discretion, to terminate the Exchange Offers at any time and from time to time, upon the occurrence, prior to the Expiration Date, of any of the events set forth in Section 10 of the Offer to Exchange and to extend the period of time during which the Exchange Offers are open and thereby delay acceptance for exchange of, and exchange for, any Notes by giving oral or written notice of such extension to the Depositary and making a public announcement thereof; during any such extension, all Notes previously tendered and not properly withdrawn will remain subject to the Exchange Offer to which the Notes relate and to the rights of a tendering Holder to withdraw such Holder’s Notes;
     10. the Company has advised the undersigned to consult with the undersigned’s own advisors as to the consequences of tendering Notes pursuant to the Exchange Offers; and
     11. THE EXCHANGE OFFERS ARE BEING MADE TO ALL HOLDERS. HOWEVER, IF THE COMPANY BECOMES AWARE OF ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFERS OR THE TENDER OF NOTES PURSUANT TO THE EXCHANGE OFFERS WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION, AND AFTER MAKING A GOOD FAITH EFFORT THE COMPANY CANNOT COMPLY WITH ANY SUCH LAW, THE EXCHANGE OFFERS WILL NOT BE MADE TO THE HOLDERS RESIDING IN THAT JURISDICTION.
     The undersigned agrees to all of the terms and conditions of the Exchange Offers.
     Unless otherwise indicated under “Special Payment and/or Issuance Instructions” below, please (i) issue a check from the Depositary for the cash portion of the Exchange Consideration determined by the Company for any Notes tendered hereby that are exchanged (together with accrued and unpaid interest thereon up to, but not including, the settlement date), (ii) issue the shares of Common Stock constituting the Common Stock Portion of the Exchange Consideration determined by the Company for any Notes tendered hereby that are exchanged, and/or (iii) return any certificates representing Notes not tendered or not accepted for exchange, in each case in the name(s) of the Holder(s) appearing under “Description of Notes Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail each of (a) the check for the cash portion of the Exchange Consideration determined by the Company for any Notes tendered hereby that are exchanged (together with accrued and unpaid interest thereon up to, but not including, the settlement date), (b) the certificates, if any, representing the shares of Common Stock constituting the Common Stock Portion of the Exchange Consideration determined by the Company for any Notes tendered hereby that are exchanged, and/or (c) return any certificates representing Notes not tendered or not accepted for exchange (and any accompanying documents, as appropriate) to the address(es) of the Holder(s) appearing under “Description of Notes Tendered.” The undersigned recognizes that the Company does not have any obligation pursuant to the Special Payment and/or Issuance Instructions to transfer any Notes from the name of the Holder thereof if the Company does not accept for exchange any of the Notes so tendered in the applicable Exchange Offer.
     THE COMPANY’S BOARD OF DIRECTORS HAS APPROVED THE EXCHANGE OFFERS. HOWEVER, NEITHER THE COMPANY, NOR ANY MEMBER OF ITS BOARD OF DIRECTORS, THE FINANCIAL ADVISOR, THE INFORMATION AGENT OR THE DEPOSITARY MAKES ANY RECOMMENDATION TO HOLDERS AS TO WHETHER THEY SHOULD TENDER OR REFRAIN FROM TENDERING THEIR NOTES OR AS TO THE VALUE OR VALUES OF EXCHANGE CONSIDERATION AT WHICH ANY HOLDER MAY CHOOSE TO TENDER NOTES. NEITHER THE COMPANY, NOR ANY MEMBER OF ITS BOARD OF DIRECTORS, THE FINANCIAL ADVISOR, THE INFORMATION AGENT OR THE DEPOSITARY HAS AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION WITH RESPECT TO THE EXCHANGE OFFERS. HOLDERS SHOULD CAREFULLY EVALUATE ALL INFORMATION IN THE OFFER TO EXCHANGE, CONSULT THEIR OWN INVESTMENT AND TAX ADVISORS AND MAKE THEIR OWN DECISIONS ABOUT WHETHER TO TENDER NOTES AND, IF SO, THE AGGREGATE PRINCIPAL AMOUNT OF NOTES TO TENDER AND THE VALUE OR VALUES OF EXCHANGE CONSIDERATION AT WHICH TO TENDER.

PLEASE SIGN HERE

     This Letter of Transmittal must be signed by the registered holder(s) of Notes exactly as their name(s) appear(s) on certificate(s) for Notes or, if tendered by the registered holder(s) of Notes exactly as such participant’s name appears on a security position listing as the owner of Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Letter of Transmittal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Company of such person’s authority to so act. See Instruction 5 below.

If the signature appearing below is not of the registered holder(s) of the Notes, then the registered holder(s) must sign a valid proxy.

X

X

(Signature(s) of Holder(s) or Authorized Signatory)

Dated: .

Name(s):

(Please Print)

Capacity:

Address:

(Including Zip Code)

Area Code and Telephone No.:

Tax Identification or Social Security Number:

PLEASE COMPLETE THE SUBSTITUTE FORM W-9 HEREIN OR APPROPRIATE FORM W-8

SIGNATURE GUARANTEE
(See Instructions 1 and 6 below)

(Name of Medallion Signature Guarantor Guaranteeing Signature)

(Address (including zip code) and Telephone Number (including area code) of Firm)

(Authorized Signature)

(Printed Name)

(Title)

Dated: .

SPECIAL PAYMENT AND/OR ISSUANCE INSTRUCTIONS
(See Instructions 1, 4, 5, 6 and 7)

     To be completed ONLY if certificates for Notes not tendered or exchanged, shares of Common Stock constituting the Common Stock Portion of the Exchange Consideration, and/or checks constituting the cash portion of the Exchange Consideration for Notes to be exchanged in connection with the Exchange Offers are to be issued to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal.

Issue ☐	Note Certificate(s)

☐	Shares of Common Stock

☐	Check to:

Name:

(Please Print)

Address:

(Please Print)

(Zip Code)

Taxpayer Identification or Social Security Number
(See Substitute Form W-9 herein)

☐	Credit Notes delivered by book-entry transfer and not exchanged to the account set forth below:

Account Number

SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 4, 5, 6 and 7)

     To be completed ONLY if certificates for Notes in a principal amount not tendered or not accepted for exchange, shares of Common Stock constituting the Common Stock Portion of the Exchange Consideration, and/or checks constituting the cash portion of the Exchange Consideration for Notes to be exchanged in connection with the Exchange Offers are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or to an address different from that shown in the box entitled “Description of Notes Tendered” within this Letter of Transmittal.

Send	☐ Note Certificate(s)

☐ Shares of Common Stock

☐ Check to:

Name:

(Please Print)

Address:

(Please Print)

(Zip Code)

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Exchange Offers
     1. Guarantee of Signatures. No signature guarantee is required if the Notes tendered are tendered and delivered (a) by a registered holder of Notes who has not completed any of the boxes entitled “Special Payment and/or Issuance Instructions” or “Special Delivery Instructions” on the Letter of Transmittal, or (b) for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an “Eligible Institution”). If the Notes are registered in the name of a person other than the signer of the Letter of Transmittal or if Notes not accepted for exchange or not tendered are to be returned to a person other than the registered holder, then the signature on this Letter of Transmittal accompanying the tendered Notes must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program (a “Medallion Signature Guarantor”). Beneficial owners whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if they desire to tender Notes with respect to Notes so registered. See Section 6, “Procedures for Tendering Notes,” in the Offer to Exchange.
     2. Requirements of Tender. This Letter of Transmittal is to be completed by Holders of Notes if certificates representing such Notes are to be forwarded herewith, pursuant to the procedures set forth in the Offer to Exchange under Section 6, “Procedures for Tendering Notes.” For a Holder to validly tender Notes pursuant to the Exchange Offers, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with any signature guarantees and any other documents required by these instructions, must be received by the Depositary at its address set forth herein on or prior to the Expiration Date and certificates representing such Notes must be received by the Depositary at its address.
     If a Holder desires to tender Notes pursuant to the Exchange Offers and (a) certificates representing such Notes are not immediately available, or (b) time will not permit such Holder’s Letter of Transmittal, certificates representing such Notes and all other required documents to reach the Depositary on or prior to the Expiration Date, such Holder may nevertheless tender such Notes with the effect that such tender will be deemed to have been received on or prior to the Expiration Date if all the following conditions are satisfied: (i) the tender is made by or through an Eligible Institution; (ii) a properly completed and duly executed Amended and Restated Notice of Guaranteed Delivery with respect to guaranteed delivery that is accepted by the Company is received by the Depositary on or prior to the Expiration Date; and (iii) the certificates for the tendered Notes, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any signature guarantees and any other documents required by the Letter of Transmittal, are received by the Depositary within three business days after the date of execution of the Amended and Restated Notice of Guaranteed Delivery. The Amended and Restated Notice of Guaranteed Delivery must be delivered to the Depositary by hand, mail, overnight courier or by facsimile transmission and must include a guarantee by an Eligible Institution in the form set forth in the Amended and Restated Notice of Guaranteed Delivery.
     Letters of Transmittal and Notes must be sent to the Depositary. Letters of Transmittal and Notes sent to the Company, the Financial Advisor, the Information Agent or DTC will not be forwarded to the Depositary and will not be deemed validly tendered by the Holder thereof.
     The method of delivery of Notes, the Letter of Transmittal and all other required documents to the Depositary is at the election and risk of the Holder tendering Notes. Delivery of such documents will be deemed made only when actually received by the Depositary. If such delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Depositary on or prior to the Expiration Date. No alternative, conditional or contingent tenders of Notes will be accepted.
     3. Withdrawal of Tenders; Amendment and Extension. A tender of Notes pursuant to either Exchange Offer may be withdrawn at any time prior to the Expiration Date, and, unless already accepted for payment by the Company pursuant to the applicable Exchange Offer, may be withdrawn at any time after 5:00 p.m., New York City time, on Thursday, August 6, 2009, but no Exchange Consideration shall be payable in respect of Notes so withdrawn. Except as otherwise provided in this Letter of Transmittal or in the Offer to Exchange, tenders of Notes pursuant to the Exchange Offers are irrevocable.

     If, for any reason whatsoever, acceptance for exchange of, or exchange for, any Notes tendered pursuant to the Exchange Offers are delayed (whether before or after the Company’s acceptance for exchange of Notes) or the Company is unable to accept for payment or pay for the Notes tendered pursuant to the Exchange Offers, the Company may (without prejudice to its rights set forth herein) instruct the Depositary to retain tendered Notes, and such Notes may not be withdrawn (subject to Exchange Act Rule 14e-1(c), which requires that an offeror pay the consideration or return the securities deposited by or on behalf of the investor promptly after the termination or withdrawal of a tender offer).
     For a withdrawal of tendered Notes to be effective, a written notice of withdrawal must be received by the Depositary prior to the Expiration Date at its address set forth on the cover of this Letter of Transmittal. Any such notice of withdrawal must (a) specify the name of the Holder who tendered the Notes to be withdrawn, (b) contain the description of the Notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such Notes and the aggregate principal amount represented by such Notes, and (c) be signed by the Holder of such Notes in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees), or be accompanied by evidence sufficient to the Depositary that the person withdrawing the tender has succeeded to the beneficial ownership of the Notes. If the Notes to be withdrawn have been delivered or otherwise identified to the Depositary, a signed notice of withdrawal is effective immediately upon written notice of such withdrawal even if physical release is not effected.
     Any permitted withdrawal of tendered Notes may not be rescinded and any Notes properly withdrawn will thereafter be deemed not validly tendered; provided, however, that properly withdrawn Notes may be re-tendered, by again following one of the appropriate procedures described in Section 6, “Procedures for Tendering Notes” in the Offer to Exchange, at any time on or prior to the Expiration Date.
     Any Notes that have been tendered pursuant to the Exchange Offers but that are not exchanged will be returned to the Holder thereof without cost to such Holder promptly following the earlier to occur of the Expiration Date or the date on which the Exchange Offers are terminated without any Notes being exchanged thereunder.
     All questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal will be determined by the Company, in the Company’s sole discretion (whose determination shall be final and binding).
     None of the Company, the Depositary, the Financial Advisor, the Information Agent or any other person is under any duty to give notification of any defects or irregularities in any notice of withdrawal, or will incur any liability for failure to give any such notification.
     If the Company materially changes the terms of the Exchange Offers or the information concerning the Exchange Offers or waives a material condition of the Exchange Offers, the Company will disseminate additional materials relating to the Exchange Offers and extend the Exchange Offers to the extent required by law. In addition, the Company may, if it deems appropriate, extend the Exchange Offers for any other reason. In addition, if the Exchange Consideration to be paid in the Exchange Offers are increased or decreased or the principal amount of Notes subject to the Exchange Offers are increased or decreased, the Exchange Offers will remain open at least 10 business days from the date the Company first gives notice of such increase or decrease to Holders of Notes subject to the Exchange Offers, by press release or otherwise.
     4. Partial Tenders. Tenders of Notes pursuant to the Exchange Offers will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. If less than the entire principal amount of any Notes evidenced by a submitted certificate is tendered, the tendering Holder must fill in the principal amount tendered in the column entitled “Principal Amount of Notes Tendered” in the box entitled “Description of Notes Tendered” herein. The entire principal amount represented by the certificates for all Notes delivered to the Depositary will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all Notes is not tendered or not accepted for exchange, certificates for the principal amount of Notes not tendered or not accepted for exchange will be sent to the Holder unless otherwise provided in the appropriate box in this Letter of Transmittal (see Instruction 6) promptly after the Notes are accepted for exchange.
     5. Signatures on this Letter of Transmittal, Bond Powers and Endorsement; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered holder(s) of the Notes tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.
     IF THIS LETTER OF TRANSMITTAL IS EXECUTED BY A HOLDER OF NOTES WHO IS NOT THE REGISTERED HOLDER, THEN THE REGISTERED HOLDER MUST SIGN A VALID PROXY, WITH THE SIGNATURE OF SUCH REGISTERED HOLDER GUARANTEED BY A MEDALLION SIGNATURE GUARANTOR, UNLESS THE SIGNATURE IS THAT OF AN ELIGIBLE INSTITUTION.
     If any of the Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal. If any tendered Notes are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary accompanying documents as there are different names in which certificates are held.
     If this Letter of Transmittal is signed by the registered holder, the certificates for any principal amount of Notes not tendered or accepted for exchange are to be issued (or if any principal amount of Notes that is not tendered or not accepted for exchange is to be reissued or returned) to, and checks constituting the cash portion of the Exchange Consideration for Notes to be exchanged in connection with the Exchange Offers are to be issued to the order of the registered holder, then the registered holder need not endorse any certificates for tendered Notes, nor provide a separate bond power. In any other case (including if this Letter of Transmittal is not signed by the registered holder), the registered holder must either properly endorse the certificates for Notes tendered or transmit a separate properly completed bond power with this Letter of Transmittal, in either case, executed exactly as the names of the registered holders appear on such Notes, with the signature on the endorsement or bond power guaranteed by a Medallion Signature Guarantor, unless such certificates or bond powers are executed by an Eligible Institution. See Instruction 1.
     If this Letter of Transmittal or any certificates of Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. The proper evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.
     When this Letter of Transmittal is signed by the registered holders of the Notes listed and transmitted hereby, no endorsements of Notes or separate instruments of transfer are required unless payment of the Exchange Consideration is to be made, or Notes not tendered or exchanged are to be issued, to a person other than the registered holder(s), in which case the signatures on such Notes or instruments of transfer must be guaranteed by a Medallion Signature Guarantor.
     Endorsements on certificates for Notes, signatures on bond powers and proxies provided in accordance with this Instruction 5 by registered holders not executing this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor. See Instruction 1.
     6. Special Payment and/or Issuance Instructions and Special Delivery Instructions. Tendering Holders should indicate in the applicable box or boxes the name and address to which Notes for principal amounts not tendered or not accepted for exchange, any certificates representing the shares of Common Stock constituting the Common Stock Portion of the Exchange Consideration to be exchanged in connection with the Exchange Offers, and/or checks constituting the cash portion of the Exchange Consideration for Notes to be exchanged in connection with the Exchange Offers are to be issued or sent, if different from the name and address of the registered holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification or social security number of the person named must also be indicated. If no instructions are given, Notes not tendered or not accepted for exchange will be returned to the registered holder of the Notes tendered.
     7. Transfer Taxes. The Company will pay all transfer taxes applicable to the exchange and transfer of Notes pursuant to the Exchange Offers, except in the case of deliveries of certificates for Notes for principal amounts not tendered or not accepted for exchange that are registered or issued in the name of any person other than the registered holder of Notes tendered hereby. Except as provided in this Instruction 7, it will not be necessary for transfer stamps to be affixed to the certificates listed in this Letter of Transmittal.

     8. Irregularities. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tendered Notes pursuant to any of the procedures described above and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Company. The Company reserves the absolute right to reject any or all tenders of any Notes determined by it not to be in proper form or if the acceptance of or payment for such Notes may, based on the advice of the Company’s counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, to waive or amend any condition to the Exchange Offers that it is legally permitted to waive or amend and waive any defect or irregularity in any tender with respect to Notes of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. In the event that a condition is waived with respect to any particular Holder, the same condition will be waived with respect to all Holders. None of the Company, the Depositary, the Financial Advisor, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. If the Company waives its right to reject a defective tender of Notes, the Holder will be entitled to the Exchange Consideration determined by the Company.
     9. Waiver of Conditions. The Company expressly reserves the absolute right, in its sole discretion, to waive any of the conditions of the Exchange Offers in the case of any Notes tendered, in whole or in part, at any time and from time to time. If a condition is waived with respect to one tender, the same condition will be waived with respect to all tenders of such series of Notes.
     10. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering Notes and requests for assistance or additional copies of the Offer to Exchange and this Letter of Transmittal may be directed to, and additional information about the Exchange Offers may be obtained from, either the Financial Advisor or the Information Agent, whose respective addresses and telephone numbers appear on the last page hereto.
     11. Important Tax Information. To prevent backup withholding of United States federal income tax, each tendering Holder is required to provide the Depositary with the Holder’s correct taxpayer identification number (“TIN”) and certain other information or must establish another basis for exemption from backup withholding.
     A Tendering Holder that is a United States person (a “U.S. Holder”) should complete the Substitute Form W-9 (the “Form”), which is provided below. Generally, a U.S. Holder’s TIN will be such Holder’s social security or U.S. federal employer identification number. A U.S. Holder must cross out item (2) under Part III of the Form if such Holder is subject to backup withholding. A U.S. Holder should write “Applied For” in the box in Part I of the Form if the tendering U.S. Holder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If “Applied For” is written in this box and the Depositary is not provided with a TIN, the Depositary will withhold the applicable backup withholding amount from the Exchange Consideration with respect to the Notes to be exchanged in each Exchange Offer until a TIN is provided to the Depositary. If the Holder furnishes the Depositary with its TIN within 60 days of the applicable payment date, the amounts retained during the 60-day period will be remitted to the Holder. If, however, the Depositary does not receive a TIN within 60 days of the applicable payment date, the withheld amount will be remitted to the Internal Revenue Service (“IRS”). Exempt U.S. Holders that are United States persons should furnish their TIN, write “Exempt” in Part II of the Form, and sign, date and return the Form to the Depositary. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for further detailed instructions and information.
     A Holder that is not a United States person, including a foreign entity, generally is exempt from backup withholding. In order to establish an exemption, a Holder that is a foreign person must submit to the Depositary an appropriate, properly completed IRS Form W-8 signed under penalties of perjury, certifying to that Holder’s foreign status. An appropriate IRS Form W-8 can be obtained from the Information Agent or directly from the IRS at its Internet site at http://www.irs.gov. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for further detailed instructions and information.
     Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld, and, if withholding results in an overpayment of U.S. federal income tax, a refund may be obtained from the IRS, provided the required information is timely furnished to the IRS. Holders should consult their tax advisors with respect to such Holder’s qualification for exemption from backup withholding and the procedure for obtaining such exemption, if available.

     Failure to provide the correct information on the proper form may subject a Holder to a 28% federal income tax backup withholding on payments made to such holder in respect of the tendered Notes, including, to the extent an exchange of Notes does not qualify as a recapitalization, payments of any Common Stock made as part of the Exchange Consideration (although any amounts withheld will first reduce the cash portion of the Exchange Consideration). In addition, the IRS may impose a $50 fine for failure to provide a Holder’s correct TIN. Failure to comply truthfully with the backup withholding requirements may result in the imposition of criminal and/or civil fines and penalties.
     IMPORTANT: THIS LETTER OF TRANSMITTAL (OR, FOR ELIGIBLE INSTITUTIONS, A MANUALLY SIGNED FACSIMILE OF THIS LETTER OF TRANSMITTAL), TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, OTHER REQUIRED DOCUMENTS AND CERTIFICATES FOR TENDERED NOTES, MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE.

SUBSTITUTE FORM W-9
(See Instruction 11 and Guidelines for Certification of
Taxpayer Identification Number on Substitute Form W-9)

Payer’s Name: American Stock Transfer & Trust Company
SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payor’s Request for Taxpayer Identification Number	Part I—Taxpayer Identification Number—For all accounts, enter taxpayer identification number in the box at right. (For most individuals, this is your social security number. If you do not have a number, see Obtaining a Number in the enclosed Guidelines.) Certify by signing and dating below.
	Note: If the account is in more than one name, see chart in the enclosed Guidelines to determine which number to give the payer.	Social Security Number OR Employer Identification Number

(If awaiting Taxpayer Identification Number, write (“Applied For”))

Part II—For Payees exempt from backup withholding, see the enclosed Guidelines and complete as instructed therein.

Check appropriate box: ☐ Individual ☐ Corporation ☐ Partnership ☐ Other (specify)

Name

Address

City, State and Zip Code

Part III—Certification—Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);

(2)    I am not subject to backup withholding either because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. citizen or other U.S. person.

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting of interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines.)

Signature		Date

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE
“APPLIED FOR” IN PART I OF THIS SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me thereafter will be subject to a 28% backup withholding tax until I provide a properly certified taxpayer identification number.

Signature	Date
NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER OF SUBSTITUTE FORM W-9
     Guidelines for Determining the Proper Identification Number to Give the Payer.—Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

		Give the SOCIAL			Give the EMPLOYER
		SECURITY number			IDENTIFICATION
For this type of account:		of -----	For this type of account		number of ---
1.	An individual’s account	The individual	6.	Disregarded entity not owned by an individual	The owner

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)	7.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.) (4)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)

4.	(a) The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)	8.	Corporation or LLC electing corporate status on Form 8832	The corporation or the LLC

4.	(b) So-called trust account that is not a legal or valid trust under state law	The actual owner (1)	9.	Partnership or multi-member LLC treated as a partnership	The partnership or the LLC

5.	Sole proprietorship or disregarded entity owned by an individual	The owner (3)	10.	Association, club, religious, charitable, or other tax-exempt organization	The organization

			11.	A broker or registered nominee	The broker or nominee

			12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives an agricultural program payment	The public entity

(1)	List and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Show the name of the individual owner. The name of the business or the “doing business as” name may also be entered. Either the social security number or the employer identification number may be used, but the IRS encourages the use of the social security number.

(4)	List and circle the name of the legal trust, estate, or pension trust.
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER OF SUBSTITUTE FORM W-9
(continued)
Obtaining a Number
     If you don’t have a taxpayer identification number (“TIN”) or you don’t know your number, apply for one immediately. For United States persons, your TIN is generally your social security number or employer identification number. To apply for a social security number, obtain Form SS-5, Application for a Social Security Number Card at the local office of the Social Security Administration. To apply for an employer identification number, obtain Form SS-4, Application for Employer Identification Number. If you are a resident alien and do not have and are not eligible to get a social security number, your TIN is your Internal Revenue Service individual taxpayer identification number. If you do not have an individual taxpayer identification number, use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for one. You can obtain Forms SS-4 and W-7 from the Internal Revenue Service by calling 1-800-TAX-FORM (1-800-829-3676) or from the Internal Revenue Service’s internet Web Site at www.irs.gov. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.
     If you do not have a TIN, write “Applied For” in the space for the TIN. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.
Payees Exempt from Backup Withholding
     Payees specifically exempted from backup withholding on ALL dividend and interest payments and on broker transactions include the following:
•	an organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7) that meets the requirements of Section 401(f)(2);

•	the United States or any agency or instrumentality thereof;

•	a state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof;

•	a foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof; or

•	an international organization or any agency, or instrumentality thereof.
     Other payees that may be exempt from backup withholding include:
•	a corporation;

•	a dealer in securities or commodities registered in the United States, the District of Columbia or in a possession of the United States;

•	a futures commission merchant registered with the Commodity Futures Trading Commission;

•	a real estate investment trust;

•	a common trust fund operated by a bank under section 584(a);

•	an entity registered at all times under the Investment Company Act of 1940;

•	a foreign central bank of issue;

•	a financial institution;

•	a middleman known in the investment community as a nominee or custodian; or

•	a trust exempt from tax under section 664 or described in section 4947.
EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. COMPLETE THE SUBSTITUTE FORM W-9 AS FOLLOWS: ENTER YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART II OF THE FORM, SIGN, DATE AND RETURN THE FORM TO THE DEPOSITARY.
     Special Rule for Partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ shares of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person and pay withholding tax. Therefore, if you are a United States person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income. The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:
•	The U.S. owner of a disregarded entity and not the entity;

•	The U.S. grantor or other owner of a grantor trust and not the trust; and

•	The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.
     Privacy Act Notice. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.
Penalties
(1)	Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to a reasonable cause and not to willful neglect.

(2)	Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)	Criminal Penalty for Falsifying Information. Willfully falsifying certificates or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4)	Misuse of Taxpayer Identification Numbers. If a requestor discloses or uses taxpayer identification numbers in violation of Federal law, it may be subject to civil and criminal penalties.
     FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

     Any questions or requests for assistance or additional copies of this Letter of Transmittal or the Offer to Exchange may be directed to the Information Agent or the Financial Advisor at the telephone numbers and locations listed below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Exchange Offers.
The Information Agent for the Exchange Offers is:
105 Madison Avenue
New York, New York 10016
(212) 929-5500 (Call Collect)
or
Call Toll-Free (800) 322-2885
Email: tenderoffer@mackenziepartners.com
The Financial Advisor for the Exchange Offers is:
PIPER JAFFRAY & CO.
345 California Street, Suite 2400
San Francisco, California 94104
Attn: Daniel Grosslight
(877) 371-5212 (toll free) or (415) 984-5116 (collect)